Exhibit 99.1
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Name and Address of Reporting Person:        Thomas O. Hicks
                                             200 Crescent Court, Suite 1600
                                             Dallas, Texas 75201

Issuer Name and Ticker or Trading Symbol:    Clear Channel Communications, Inc.
                                             (CCU)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):             9/2/03

Explanation of Responses:

(1) The sales reported in this Form 4 were effected pursuant to a Rule 10b5-1 trading plan adopted by the Reporting Person, which covered a total of 1,733,086 shares.

(2) Held by three limited partnerships, the general partner of each of which is a limited liability company owned by the Reporting Person.

(3) Held by certain trusts for the benefit of the Reporting Person's children. The Reporting Person is the trustee.

(4) (i) 127,027 shares held by a limited liability company of which Hicks, Muse Fund III Incorporated ("Fund III Incorporated") is the ultimate manager;
     (ii) 16,773,479 shares held by Hicks, Muse, Tate & Furst Equity Fund III, L.P. and HM3 Coinvestors, L.P., each of whose ultimate general partner is Fund III Incorporated; (iii) 9,610,051 shares held by Hicks, Muse, Tate & Furst Equity Fund IV, L.P., Hicks, Muse Tate & Furst Private Equity Fund IV, L.P., and HM1-FOF Coinvestors, L.P., each of whose ultimate general partner is Hicks, Muse Latin America Fund I Incorporated ("LA Fund Incorporated"); and (iv) 8,221,220 shares held by HM4-EQ Coinvestors, L.P., HM4-EN Coinvestors, L.P., HM 4-P Coinvestors, L.P., and HM4 Chancellor, L.P., each of whose ultimate general partner is Hicks, Muse Fund IV LLC ("Fund IV LLC"). The Reporting Person is the controlling shareholder and chief executive officer of each of Fund III Incorporated and LA Fund Incorporated, and the sole member of Fund IV LLC.

The Reporting Person disclaims beneficial ownership of all indirectly owned securities reported on this Form in excess of the Reporting Person's pecuniary interest therein, and this Form shall not be deemed an admission that the Reporting Person is the beneficial owner of such securities for purposes of
Section 16 or for any other purpose.